Exhibit 23.2







            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2001, except for Notes 16, 20, and 21, as to which the date is May 15, 2001, which appears on page F-1 of the Annual Report on Form 10-K/A of Equitex, Inc. for the year ended December 31, 2000, and to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/ Gelfond Hochstadt Pangburn, P.C.
GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
November 12, 2001